UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2023

LUCID DIAGNOSTICS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40901	82-5488042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Madison Avenue, 25th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	LUCD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on March 13, 2023, Lucid Diagnostics Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with an accredited investor (the “Investor”), for the sale of a Senior Secured Convertible Note in initial principal amount of up to $11,111,110 (the “Note”), in a private placement (the “Offering”). The Offering, including the SPA, the Note and certain ancillary agreements, are more fully described in the Company’s Current Report on Form 8-K filed on March 14, 2023 (the “Prior Form 8-K”), and such description is incorporated herein by reference.

Effective as of March 21, 2023, the Company consummated the sale of the Note to the Investor. In connection with the consummation of the sale, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to file a registration statement covering the resale of the shares of the Company’s common stock underlying the Note and granted the Investor certain piggyback registration rights. In addition, the Company entered into a voting agreement (“Voting Agreement”) with its parent company PAVmed Inc. (“PAVmed”), which holds an aggregate of approximately 72% of the Company’s common stock, pursuant to which PAVmed agreed to vote the shares of the Company’s common stock now owned or hereafter acquired by it in favor of the Stockholder Resolutions (as defined in the Prior Form 8-K).

Additional Information

The form of Registration Rights Agreement and Voting Agreement are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing description of such exhibits does not purport to be complete and is qualified in its entirety by reference to the full text of such exhibits.

The form of Registration Rights Agreement and Voting Agreement have been included to provide investors and security holders with information regarding their terms. The agreements are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the agreements are being made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, may in some cases be made solely for the allocation of risk between the parties and may be subject to limitations agreed upon by the contracting parties.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report and the Prior Form 8-K is incorporated by reference into this Item 2.03 of this Current Report to the extent required.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of Current Report and the Prior Form 8-K is incorporated by reference into this Item 3.02 of this Current Report to the extent required. The Convertible Notes, and the shares of the Company’s common stock issuable upon conversion or in payment thereof, are being offering and sold pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof, for the sale of securities not involving a public offering.

Item 3.03.	Material Modification to Rights of Security Holders.

The information included in Item 1.01 of Current Report and the Prior Form 8-K is also incorporated by reference into this Item 3.03 of this Current Report to the extent required.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1*	Form of Registration Rights Agreement.

10.2*	Form of Voting Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedule and exhibits to this exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2023	LUCID DIAGNOSTICS INC.

	By:	/s/ Dennis McGrath
Dennis McGrath
Chief Financial Officer